Exhibit 99.1
FOR IMMEDIATE RELEASE
October 7, 2005
VIALTA, INC. ANNOUNCES
RESULTS OF STOCKHOLDERS MEETING
FREMONT, California — Vialta, Inc. (OTC: VLTA) announced today the results of its special stockholders meeting, which was held yesterday afternoon. At the meeting, the Vialta stockholders adopted the agreement and plan of reorganization providing for the terms and conditions upon which the proposed merger transaction between Vialta and Victory Acquisition Corp. would be effected. The transaction was consummated today and Victory merged into Vialta.
Vialta Contact
William Scharninghausen
(510) 870-3088